TEAMING AGREEMENT

                        THIS TEAMING AGREEMENT is made and entered into as of the 19th day of May, 1999 ("Effective Date"), by and between Molex Incorporated, a Delaware corporation ("Molex Inc."), having its principal place of business at 2222 Wellington Court, Lisle, Illinois 60532 and its subsidiary Molex Fiber Optics, Inc. ("Molex Fiber"), having its principal place of business at 5224 Katrine, Downers Grove, Illinois 60515 and Lumenon Innovative Lightwave
Technology, Inc., a Delaware corporation ("Lumenon Parent") and Lilt Canada Inc., Lumenon Parent's wholly-owned subsidiary ("LILT"), having a principal place of business at 9060 Ryan Avenue, Dorval, Quebec H9P 2M8, Canada. "Molex" and "Lumenon" have the meanings specified in Section 1. Hereinafter Molex and Lumenon are sometimes collectively referred to as the "Parties."

                        WHEREAS Molex is in the business of manufacturing, marketing and selling electrical and optical terminals and connectors;

                        WHEREAS  Molex  has  the  exclusive   right  to  various
intellectual property related to its business, which intellectual property has great value to Lumenon;

                        WHEREAS Lumenon has developed and acquired technical knowledge and valuable expertise in development and design of integrated optical waveguide;

                        WHEREAS Lumenon has the exclusive, worldwide right (subject only to a license previously granted to QPS Technology Inc.) by license between Polyvalor, McGill University and Lumenon Innovative Lightwave Technology, Inc. of Canada (now Lilt Canada Inc.) to manufacture, produce, sell and distribute products produced embodying or using the invention disclosed in U.S. and Canadian patent applications entitled "Solvent-assisted lithographic process using photosensitive sol-gel derived glass for depositing ridge waveguides on silicon" filed in the Canadian Patent Office on October 10, 1997 under No. 2,218,273 and in the U.S. Patent and Trademark Office on October 10, 1997 under No. 08/948,511 and all present technical knowledge and accumulated experience acquired by Licensor and its predecessors under the supervision of Mark P. Andrews and/or S. Iraj Najafi;

                        WHEREAS Molex is interested in investing up to $2,750,000 in cash and in kind contributions as part of a joint development with Lumenon for the purpose of developing products for the DWDM market and other photonics markets for which investment Lumenon is willing to issue to Molex a certain number of shares in Lumenon Parent as provided for in the Stock Restriction Agreement;

                        WHEREAS Molex and Lumenon have entered into a Stock Purchase Agreement and Stock Restriction Agreement contemporaneously herewith, wherein the Stock Restriction Agreement provides, among other terms, the right for Lumenon Parent to raise $3,000,000 during the first twenty-four months after the Effective Date pursuant to the specific terms and conditions set forth in the Stock Restriction Agreement; and

                        WHEREAS Molex, after Lumenon successfully proves out the DWDM Technology by producing and delivering to Molex Three Device Types in accordance with the terms and conditions hereinafter set forth, may continue to support efforts to produce, market and distribute products based on these Technologies.

                        In consideration for the mutual agreements set forth below and other good and valuable consideration set forth in this Agreement, the Parties agree as follows:

                                    Section 1
                                   DEFINITIONS

            "Change of Control" shall have the meaning set forth in the Stock Restriction Agreement.

            "Control" (including, with correlative meanings, the terms "Controlled by" and "under common Control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

            "DWDM Technology" means all Intellectual Property owned by Lumenon, either directly or via its shareholders and/or principals, related to Dense Wavelength Division Multiplexing.

            "Execution" means that each Party to this Teaming Agreement has executed the Teaming Agreement.

            "Gross Cost" means the sum of: (1) the cost of raw materials; (2) direct labor including wages and employee benefits for the direct labor people; (3) freight and duty for materials or for transfer of products during the manufacturing process between factories; (4) variable overhead costs related to volume of production, utilities, and packing materials; (5) fixed overhead costs including toolmakers, production engineering, supervisory labor, insurance, depreciation, property taxes, and other manufacturing related expenses;  (6)  administrative  costs  (at no more than 10% of Gross
            Cost); and (7) royalties payable to non-Affiliate third parties for intellectual property embodied or used in manufacturing the products. The fixed and variable overhead costs shall be limited to standard rates within the industry and shall not reflect any additional costs caused by the nature of a start-up operation. Depreciation will be based on useful lives as follows: molds (3 years); dies (3 years); assembly equipment (4 years); production equipment (10 years) and buildings (25 years). Each Party will use commercially reasonable efforts, subject to its good faith business judgment, to minimize the elements of the "Gross Cost" within its control.



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

            "Initial Lumenon Intellectual Property" means Intellectual Property that has been acquired, originated, developed, made, conceived, authored or reduced to practice by Lumenon alone or jointly with third persons other than Molex, its Affiliates and employees of Molex and its Affiliates as of the Effective Date.

            "Initial Molex Intellectual Property" means Intellectual Property that has been originated, developed, made, conceived, authored or reduced to practice by Molex and/or its Affiliates alone or jointly with third persons other than Lumenon, its Affiliates and Lumenon's employees or principals as of the Effective Date.

            "Intellectual Property" means any and all information, inventions, innovations, discoveries, improvements, ideas, developments, methods, designs, reports, charts, drawings, analyses, concepts, original works of authorship or similar information, including methods, technology, reports, records, brochures, instructions, manuals, computer apparatuses and/or software, programs and manufacturing techniques, whether or not protectable by patent or copyright.

            "Lumenon" means Lumenon Parent and LILT, jointly.

            "Marketing Phase" shall mean the commercial production of products embodying the sol-gel waveguide portion of each of the Three Device Types as described in Section 4 hereof.

            "Molex" means Molex Inc. and Molex Fiber, jointly.

            "Person" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental or regulatory body or other entity.

            "Services Common Stock Purchase Warrant" means the Services Common Stock Purchase Warrant to be issued by Lumenon to Molex Inc.

            "Sol-Gel Technology" means all Intellectual Property owned by Lumenon, either directly or via its shareholders and/or principals, related to sol-gel technology

            "Stock Restriction Agreement" means the Stock Restriction Agreement dated as of the date hereof among Molex Inc., Lumenon Parent and LILT and other stockholders of Lumenon Parent, which shall include, among other terms, installation of a Molex Inc. designee and a Molex Inc. observer on each of the governing boards of Lumenon Parent and LILT.

            "Stock Purchase Agreement" means the Stock Purchase Agreement dated as of the date hereof between Molex Inc., Lumenon Parent and LILT.

            "Teaming Project" means all joint efforts between Molex and Lumenon to technologically develop the Three Device Types in accordance with the terms and conditions of this Teaming Agreement.

            "Teaming  Project  Phase"  shall  have  the  meaning  given to it in
            Section 2.2 of this Teaming Agreement

            "Three    Device    Types"    means    8,   16   and   32    channel
            multiplexers/demultiplexers.

            "Target  Specification"  means the specification  attached hereto as
            Exhibit 1 for the Three Device Types.

                                    Section 2
                            TERM OF TEAMING AGREEMENT

                        2.1 General Term of Teaming Agreement. The term of this Teaming Agreement includes a Teaming Project Phase and then, at Molex's sole option, a Marketing Phase. Molex may exercise its option to enter into the Marketing Phase, in writing, no later than 60 days after the successful completion of the Teaming Project Phase. This option period may be extended by a writing executed by all of the Parties to this Teaming Agreement.

                        2.2 Term of Teaming Project Phase. The Teaming Project Phase shall begin on the Effective Date of this Teaming Agreement and continue for thirteen months or less if Molex determines that the Three Device Types meets the Target Specification ("Project Completion Date"). The Project Completion Date shall be extended by (1) written agreement of a management committee comprised of the project managers from Lumenon and Molex and/or (2) any aggregate delay caused by Lumenon's failure to timely reach any of the milestones set forth in the Teaming Project Phase schedule set forth in Exhibit 2 hereto. Successful completion of a milestone shall be reasonably evaluated by Molex.

                                    Section 3
                              TEAMING PROJECT PHASE

                        3.1 Molex's Indirect Financial Contribution. In addition to the cash provided to Lumenon in association with the Stock Purchase Agreement, Molex will indirectly contribute an additional $1,250,000 in services pursuant to this Agreement. To facilitate management of this indirect contribution, upon Execution of this Teaming Agreement, Molex shall establish a Special Account for the benefit of the teaming project. The "Special Account" shall initially have a balance of zero and shall be used during the Teaming Project Phase to track the increase of the amount of Molex's indirect financial contribution. Nothing in this Teaming Agreement shall require Molex to segregate any specific moneys for this Special Account. The Special Account will be maintained according to standard accounting practices. In partial consideration of Molex's performance of the services under this Agreement, Lumenon shall issue a certain number of shares of Common Stock under the terms set forth in the Services Common Stock Purchase Warrant.

                        3.2 Payments from the Molex Financial Contribution. On a monthly basis, Molex shall submit an invoice to the Molex Program Coordinator for expenses incurred by Molex during the previous month with a copy of each invoice being sent to Lumenon. Such invoices shall contain a breakdown of all expenses. Molex shall make payment or otherwise transfer money on Molex's books for all acceptable expenses. To the extent they are associated with the Teaming Project, acceptable expenses include: (a) reasonable compensation for Teaming Project employees (including all federal, state, local or foreign income, employment, social security and other taxes); (b) travel; (c) food & lodging for Molex employees while in Canada; (d) additional equipment;
(e) supplies; and (f) rental of the Molex clean room facility (@ $250/day). All invoiced expenses will be capable of substantiation.

                        3.3 Personnel. Lumenon and Molex shall assign competent personnel in the performance of the work hereunder and will provide each other a list of persons assigned to the teaming project phase with their respective responsibilities, background and experience. The assignments shall include the positions enumerated in Exhibit 3, which in Molex's case shall be chargeable at the rates up to those disclosed in Exhibit 3. Lumenon shall not assign any non-employees to work on this Teaming Project phase or otherwise subcontract any of their obligations pursuant to this Teaming Agreement, without prior written approval from the Molex Program Coordinator.

            All persons furnished by Lumenon shall be considered solely Lumenon employees or agents and Lumenon shall be responsible for payment to those persons of their agreed compensation and all unemployment, social security and other employment taxes including making contributions on their behalf when required by law.

            All persons furnished by Molex shall be considered solely Molex employees or agents and Molex shall be responsible for payment to those persons of their agreed compensation and all unemployment, social security and other employment taxes including making contributions on their behalf when required by law, which shall be chargeable to the Special Account to the extent such payments are acceptable expenses.

            Employees and agents of either of the Parties shall, while on the premises of the other, comply with all reasonable requests of the other Party and all rules and regulations for such facility including where required by government regulation, submission of satisfactory clearance from the U.S. Department of Defense or other governmental authority.

            All Parties shall have their respective employees sign appropriate confidentiality agreement to protect confidential information relating to this Teaming Agreement.

                        3.4 Scope of Work - Lumenon. Lumenon shall be responsible for developing the specifications and products for the Three Device Types including material and process development; assisting in packaging design and testing; producing Sol-Gel waveguides for testing and providing characterization of same; and producing masks for device fabrication. Such work shall proceed in accordance with the Schedule of Work set forth in Exhibit 2.

                        3.5 Scope of Work - Molex. Molex shall be responsible for developing specifications and products for the Three Device Types including pigtailing and packaging development and perform testing of various devices. Such work shall proceed in accordance with the Schedule of Work set forth in Exhibit 2.

                                    Section 4
                                 MARKETING PHASE

                        4.1 Source and Sales of Products. During the Marketing Phase, the Three Device Types and the sol-gel wave guide portion of the Three Device Types shall be produced, packaged (including pigtailing) and sold under the conditions set forth below:

                        (a) Exclusivity Period. During the period from the commencement of the Marketing Phase to the date 12 months thereafter (the "Exclusivity Period"), the Parties agree that (i) Lumenon shall be the sole manufacturer of the Three Device Types (including the sol-gel waveguide portion thereof), (ii) Molex shall be the sole packager (including pigtailing) of the Three Device Types; (iii) Molex in its discretion may grant Lumenon the right to package the Three Device Types; (iv) Lumenon shall sell its entire output of the Three Device Types (including the sol-gel waveguide portion thereof) to Molex, and Molex shall purchase at a price of the Gross Cost of the Three Device Types plus 25%, Lumenon's entire output of the Three Device Types; and (v) Lumenon shall not sell the sol-gel waveguide portion of the Three Device Types to any Person other than Molex. Notwithstanding the foregoing, in no event shall Molex be required to purchase in excess of 400 units per calendar month during the Exclusivity Period.

                        (b) Remaining  Period.  Following the  completion of the
            Exclusivity Period (the "Remaining Period"), the Parties agree that, except as provided in Section 4.1(d) below, (i) Lumenon shall manufacture and package (including pigtailing) the Three Device Types (including the sol-gel waveguide portion thereof), and (ii) Molex shall have the option of purchasing all of the Three Device Types (including the sol-gel waveguide portion thereof) which are produced by Lumenon on the terms which are contained on Exhibit 4 hereto. Molex shall be permitted to purchase such products from Lumenon at their fair market value, subject to the provisions of
            Section 4.1(c). Lumenon shall not sell any of the Three Device Types (including the sol-gel waveguide portion thereof) without giving 30 days prior written notice to Molex.

                        (c) Pricing.  During both the Exclusivity Period and the
            Remaining Period, (i) Molex agrees to exercise its commercially best efforts to sell products embodying the Three Device Types in commercially reasonable quantities; and (ii) Lumenon agrees that it shall sell to Molex its products, including but not limited to the Three Device Types, on price terms not less favorable than offered by Lumenon to any of Lumenon's other customers acquiring such products (the "Price Terms"). Lumenon shall maintain adequate records evidencing its compliance with this Section 4.1(c) (the "Lumenon Pricing Records") for not less than two years from the date of the payment of product sold to Molex by Lumenon . On not less than 15 days' notice, the Pricing Records shall be made available to a duly authorized representative of Molex during normal business hours (the "Molex Pricing Audit") in order that Molex may verify such calculation. Molex may only conduct a Molex Pricing Audit once per calendar year. Molex shall have a period of one year from the date of any payment for the sale of a product to notify Lumenon in writing that Molex disagrees with the calculation of the Pricing Terms for a product, following which such payment shall be deemed final and in full satisfaction of Molex's rights thereto. Molex may retain a recognized firm of chartered accountants reasonably acceptable to Lumenon to conduct the Molex Pricing Audit, provided that such accountants shall enter into a confidentiality agreement with Lumenon containing the provisions set forth in Section 8.1 of this Teaming Agreement. Such audit shall be at the cost of Molex unless a shortfall of more than 10% is established in the amount of the prices charged for the products during the audit period, in which event Lumenon shall be under the obligation to reimburse Molex twice the amount of such shortfall together with the cost of such audit. Lumenon may dispute the findings of the audit pursuant to the dispute resolution procedures of Section 10.14

                        (d) Failure to Supply or Change of Control. In the event
            (i) Lumenon is unable to supply Molex or Molex Affiliates on a timely basis with a commercially reasonable quantity of Three Device Types (including the sol-gel waveguide portion thereof), or (ii) there is a Change of Control of Lumenon, then in each case Molex shall have the right to manufacture all components of the Three Device Types (including the sol-gel waveguide portion thereof). In the event that the condition described in (i) in the preceding sentence takes place during the Exclusivity Period, Molex's sole recourse (except as provided in the following sentence) shall be the right to fabricate or purchase the Three Device Types (including the sol-gel waveguide portion thereof) elsewhere. Notwithstanding the foregoing sentence, if Lumenon is unable to supply Molex or Molex Affiliates on a timely basis with a commercially reasonable quantity of Three Device Types (including the sol-gel waveguide portion thereof) following Lumenon's acceptance of a purchase order with respect to such Three Device Types, Lumenon shall be liable for all reasonable damages for which Molex is liable to third parties as a result of such failure as well as any premium transportation or other costs required to meet any delivery schedule of Molex.

                        (e) Royalty. If Molex manufacturers the Three Device Types (including the sol-gel waveguide portion) on a quarterly basis Lumenon shall receive a royalty on each Three Device Type sold by Molex (the "Lumenon Royalty"). The Lumenon Royalty shall be 25% of the Gross Cost incurred by Molex which is directly attributable to the Three Device Type sold. Lumenon Parent shall specify whether the royalty shall be paid to Lumenon Parent or LILT. All payments shall be made in U.S. dollars. With each payment of the Lumenon Royaly, Molex will provide to Lumenon a report setting forth the calculation of such Lumenon Royalty. Subject to the following sentence, if Molex manufactures the Three Device Types (including the sol-gel waveguide portion) and manufactures and sells more than 400 units in a calendar month (the "Trigger Month"), the parties shall negotiate in good faith a new royalty amount based on fair market value of such a royalty for the units sold in excess of 400 units per calendar month. In the event the Parties cannot agree within 90 days of the last day of the Trigger Month on a new royalty for the units in excess of 400 units per calendar month, any Party may submit the dispute for resolution pursuant to Section 10.14 of this Teaming Agreement. The foregoing two sentences shall not apply and be of no force and effect if there is a Change of Control of Lumenon or if Molex terminates this Teaming Agreement pursuant to Section 9.1 of this Teaming Agreement. Molex shall maintain adequate records evidencing the calculation of the Gross Cost related to each Lumenon Royalty (the "Lumenon Royalty Records") for not less than two years from the date of the payment of the Lumenon Royalty. On not less than 15 days' notice, the Lumenon Royalty Records shall be made available to a duly authorized representative of Lumenon during normal business hours (the "Lumenon Royalty Audit") in order that Lumenon may verify such calculation. Lumenon may only conduct a Lumenon Royalty Audit once per calendar year. Lumenon shall have a period of one year from the date of any payment of the Lumenon Royalty to notify Molex in writing that Lumenon disagrees with the calculation of the Lumenon Royalty following which such payments shall be deemed final and in full satisfaction of Lumenon's rights thereto. Lumenon may retain a recognized firm of chartered accountants reasonably acceptable to Molex to conduct the Lumenon Royalty Audit, provided that such accountants shall enter into a confidentiality agreement with Molex containing the provisions set forth in

            Section 8.2 of this Teaming Agreement. Such audit shall be at the cost of Lumenon unless a shortfall of more than 10% is established in the amount of the Lumenon Royalty during the audit period, in which event Molex shall be under the obligation to reimburse Lumenon twice the amount of such shortfall together with the cost of such audit. Molex may dispute the findings of the audit pursuant to the dispute resolution procedures of Section 10.14.

                        4.2 Improved Packaging Source. If a third party has packaging technology and/or method(s), which is jointly determined by Molex and Lumenon to be an improvement over the packaging technology and/or method(s) developed and/or used as part of this Teaming Agreement, Molex and Lumenon shall cooperate (i) in purchasing outright or obtaining a license to use and/or practice that improved third party packaging technology and/or method(s) or (ii) if such technology and/or method is in the public domain, in developing such improved packing technology and/or method(s).

                        4.3 Other Applications. Molex reserves the right to use the products in applications other than those expressly contemplated by this Teaming Agreement. Such use would be subject to the royalties enumerated in
Section 4.2.

                        4.4 Term of Marketing Phase. If Molex exercises its option, the Marketing Phase shall commence upon the successful completion of the Teaming Project Phase. The Marketing Phase shall continue for three (3) years (the "Initial Term") and be renewable for an additional three year term, at Molex's sole option, at (i) the conclusion of the Initial Term and (ii) each successive three year period thereafter. Each such renewal option to be exercised by Molex, in writing, no later than 120 days before the end of then current term.

                                    Section 5
                     COMPANY REPRESENTATIONS AND WARRANTIES

                        5.1 General Representations and Warranties. Each of Lumenon Parent and LILT hereby represent, warrants and covenant to Molex that:

                        (a) the facts set forth in the  third,  fourth and sixth
            recitals hereto are true and correct;

                        (b) (i) it has all power and  authority,  statutory  and
            otherwise, to execute and deliver this Teaming Agreement, (ii) its entry into this Teaming Agreement has been duly authorized by all appropriate corporate action, and that its entry into this Teaming Agreement does not constitute a breach of its Certificate of Incorporation, By-laws, or any order, law, regulation, contract, agreement or other instrument binding upon it and (iii) this Teaming Agreement constitutes the legal, valid and binding obligation of Lumenon enforceable against it in accordance with its terms except as such enforceability may be limited by (1) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (2) general principles of equity;

                        (c) it is a corporation duly organized, validly existing
            and in good standing and has full corporate power to own, operate and lease its properties and to carry on its business as now conducted. Each of Lumenon Parent and LILT is duly qualified to do business in Delaware and Quebec and is in good standing in such jurisdictions;

                        (d) the  execution,  delivery  and  performance  of this
            Teaming Agreement by each of Lumenon Parent and LILT does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Lumenon is a party or by which any of Lumenon Parent or LILT is bound;

                        (e) Subject  only to the terms of the license  agreement
            with Polyvalor and McGill University (a copy of which is attached hereto as Exhibit 5), Lumenon has sufficient rights in and to all of the Initial Lumenon Intellectual Property necessary to perform its obligations pursuant to this Agreement; and

                        (f) Subject  only to the terms of the license  agreement
            with Polyvalor and McGill University (a copy of which is attached hereto as Exhibit 5), Lumenon is not party to or bound by any employment agreement, non-compete agreement, confidentiality agreement or other agreement with any other person or entity which would affect Lumenon's ability to perform his obligations under this Teaming Agreement.

                                    Section 6
                      MOLEX REPRESENTATIONS AND WARRANTIES

                        6.1 General Representations and Warranties. Each of Molex Inc. and Molex Fiber hereby represents, warrants and covenants to Lumenon that:

                        (a) the  facts set forth in the  first,  second,  fifth,
            sixth and seventh recitals hereto are true and correct;

                        (b) (i) it has all power and  authority,  statutory  and
            otherwise, to execute and deliver this Teaming Agreement, (ii) its entry into this Teaming Agreement has been duly authorized by all appropriate corporate action, and that its entry into this Teaming Agreement does not constitute a breach of its Certificate of Incorporation, By-laws, or any order, law, regulation, contract, agreement or other instrument binding upon it and (iii) this Teaming Agreement constitutes the legal, valid and binding obligation of Molex enforceable against it in accordance with its terms except as such enforceability may be limited by (1) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (2) general principles of equity;

                        (c) it is a corporation duly organized, validly existing
            and in good standing and has full corporate power to own, operate and lease its properties and to carry on its business as now conducted and that each of Molex Fiber and Molex Inc. is duly qualified to do business in the State of Illinois and is in good standing in such jurisdiction;

                        (d) the  Execution,  delivery  and  performance  of this
            Teaming Agreement by Molex Inc. and Molex Fiber does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Molex is a party or by which Molex Inc. or Molex Fiber is bound;

                        (e) Molex is not party to or bound by any employment agreement, non-compete agreement or confidentiality agreement with any other person or entity which would affect Molex's ability to perform its obligations under this Teaming Agreement; and

                        (f)  Molex  has  sufficient  rights in and to all of the
            Initial  Molex  Intellectual   Property  necessary  to  perform  its
            obligations pursuant to this Agreement.

                                    Section 7
                             INSURANCE AND INDEMNITY

                        7.1         Insurance.

                        (a) Lumenon Parent and LILT shall use commercially reasonable best efforts, jointly, at all times during the term of this Teaming Agreement and at their own expense provide and maintain in effect, for commercially reasonable rates, those insurance policies and minimum limits of coverage as designated below in insurance companies each of which must be licensed to do business in both the Canada and United States and be reasonably acceptable to Molex and will comply with all the requirements stated in this
            Section 7 with regard to such coverage:

                                                (i)  Worker's  compensation  and
                                    similar employee benefits as required by law.

                                                (ii)     Commercial      General
                                    Liability on an  occurrence  basis  covering
                                    all  operations  by or on behalf of  Lumenon
                                    arising  out  of  or  connected   with  this
                                    Teaming Agreement providing insurance for bodily injury, personal injury and property damage liability with limits of liability not less than: $ 1,000,000 USD for each occurrence combined single limit (for bodily injury and property damage).

                                                (iii)  Auto   Insurance   on  an
                                    occurrence  basis covering all driving by or
                                    on  behalf  of  Lumenon  arising  out  of or
                                    connected   with  this   Teaming   Agreement
                                    providing   insurance  for  bodily   injury,
                                    personal    injury   and   property   damage
                                    liability with limits of liability not less than $1,000,000 USD for each occurrence combined single limit.

                                                (iv)  Umbrella/excess  liability
                                    Insurance on an  occurrence  basis  covering
                                    over  the   Commercial   General   Liability
                                    Insurance  and  Auto   Insurance   providing
                                    insurance for bodily injury, personal injury and property damage liability with limits of liability not less than: $ 5,000,000 USD for each occurrence combined single limit (for bodily injury and property damage).

                                                (v) The total general  aggregate
                                    of  the  insurance   policies   required  by
                                    clauses (ii), (iii) and (iv) shall be no less than $7,000,000.

                                                The insurance  shall not contain
                                    any provision for co-insurance  coverage and
                                    shall  include   coverage  against  punitive
                                    damages to the extent allowed by law. In no way do these minimum requirements limit the liability assumed elsewhere in this Teaming Agreement.

                        (b) Molex and its Affiliates and their respective officers, directors, employees and agents shall be named as additional insureds for the General Liability policy. The policy(s) shall be endorsed to stipulate that Lumenon Parent and LILT insurance shall be primary insurance and that any other insurance maintained by Molex and its Affiliates shall be excess only and non-contributing.

                        (c) Certificates of Insurance shall be furnished by Lumenon to Molex before work under this Teaming Agreement is commenced by Lumenon and thirty (30) days prior to policy renewal. The Certificates of Insurance shall provide that there will be no cancellation or non-renewal of coverage without thirty (30) days prior written notice to Molex. Copies of the endorsements required hereunder shall be furnished with the certificates. If reasonably requested by Molex, a certified copy of the actual policy(s) with appropriate endorsement(s) shall be provided to Molex.

                        (d) To the extent  permitted by law,  Lumenon Parent and
            LILT do hereby, and Lumenon shall use its commercially reasonable efforts to cause its insurers and their subcontractor(s), consultants, suppliers, and agents who are providing goods or services in connection with this Agreement (regardless of tier) in excess of $25,000 aggregated and their respective insurers, to waive all rights of recovery or subrogation against Molex, its Affiliates and their respective officers, directors, employee, agents, and insurers. Lumenon Parent and LILT shall use commercial reasonable effort to cause its subcontractor(s), consultants, suppliers and agents (regardless of tier) and their respective insurers to acknowledge and agree to such waiver and shall provide Molex with a copy of such waiver.

                        (e) Lumenon  shall obtain  insurance or shall  reimburse
            Molex and its Affiliates for loss or damage to any Molex-owned property in the care, custody, or control of Lumenon, for all losses including, but not limited to theft, loss, misappropriation or destruction caused by Lumenon Parent and LILT, their employees, agents, members or consultants whether intentional or through negligence.

                        7.2         Indemnity.

                        (a) Each Party (the "Indemnifying  Party") covenants and
            agrees to defend, indemnify and hold harmless the other Party, its Affiliates and their respective officers, directors and employees from and against any claim, suit, loss or damage, including reasonable attorneys fees, resulting from any third party suits (excluding suits by Affiliates) to the extent arising out of or relating to (i) the breach by the Indemnifying Party or its employees or agents of any representation, warranty or covenant contained in this Teaming Agreement, (ii) the injury or death of any person resulting from the negligence or willful misconduct of the Indemnifying Party or its employees or agents, (iii) damage to real or tangible personal property resulting from the negligence or willful misconduct of the Indemnifying Party or its employees or agents, or (iv) the employment relationship of the Indemnifying
            Party with its employees or the termination by the Indemnifying Party of such employment relationship.

                        (b) Any Party seeking  indemnification (the "Indemnified
            Party") shall promptly notify the Indemnifying Party in writing of any claim believed to be subject to indemnification; provided, however, that no delay on the part of the Indemnified Party in providing such notice shall relieve the Indemnifying Party from its indemnification obligations except to the extent the Indemnifying Party is prejudiced thereby. The Indemnified Party shall allow the Indemnifying Party to control the defense of any third party claim for which the Indemnified Party seeks indemnity under this Section 7 and shall cooperate in the Indemnifying Party's defense thereof, at the expense of the Indemnifying Party. In the event the Indemnifying Party shall not assume the defense of any such claim, the Indemnified Party shall have the right, following written notice to the Indemnifying Party, to undertake to defend or settle such claim on behalf of and for the account of and risk of loss of the Indemnifying Party. The Indemnifying Party shall not settle any claim or consent to the entry of any judgment without the prior written consent of the Indemnified Party. Notwithstanding the foregoing sentence, the Indemnifying Party may settle any such claim solely for the payment of money by the Indemnifying Party provided that the Indemnified Party has no obligations with respect to such settlement nor is precluded from acting in any manner thereby.

                                    Section 8
                          CONFIDENTIALITY AND OWNERSHIP
                            OF INTELLECTUAL PROPERTY

                        8.1         Protection of Initial  Lumenon  Intellectual
                                    Property.

                                    (a) Trade Secrets.

                                                (i)  Molex   acknowledges   that
                                    Lumenon  is  engaged  in  the   business  of
                                    developing and designing  integrated optical
                                    waveguides  (the  "Lumenon  Business"),  and
                                    that (1) the Lumenon  Business is  conducted
                                    throughout the world (the "Territory");  (2)
                                    Molex's  work with  Lumenon  will give Molex
                                    access to trade secrets of, and confidential
                                    information  concerning,  Lumenon;  (3)  the
                                    agreements  and covenants  contained in this
                                    Teaming  Agreement  are essential to protect
                                    the business  and  goodwill of Lumenon;  and
                                    (4)  Molex has  means to  support  Molex and
                                    Molex's  dependents  and the  provisions  of
                                    this Section  will not impair such  ability.
                                    Molex  specifically  acknowledges  that  the
                                    consideration  provided to Molex is intended
                                    to  and  does   compensate   Molex  for  any
                                    inconveniences   or   economic   deprivation
                                    resulting from Molex's agreements hereunder.
                                    Molex also  acknowledges and agrees that the
                                    restrictions  imposed  upon  Molex  by  this
                                    Section   and   the    purposes   for   such
                                    restrictions are reasonable and are designed
                                    to  protect  the good will,  trade  secrets,
                                    confidential   and   proprietary    business
                                    information and the continued success of Lumenon without unduly restricting Molex's future business.

                                                (ii)  Molex   acknowledges  that
                                    Lumenon  has  a  legitimate  and  continuing
                                    proprietary  interest in the  protection  of
                                    confidential   information  of  it  and  its
                                    Affiliates  and  that,  prior  to  the  date
                                    hereof,  Lumenon  has  invested  substantial
                                    sums,  and Lumenon  will  continue to invest
                                    substantial  sums, to develop,  maintain and
                                    protect  confidential   information.   Molex
                                    agrees that, during the term of this Teaming
                                    Agreement and at all times thereafter Molex,
                                    its principals,  agents and employees shall,
                                    and shall  cause their  Affiliates  to, keep
                                    secret and retain in  strictest  confidence,
                                    and shall not use or  disclose to any Person
                                    for Molex's benefit or the benefit of others
                                    any  proprietary,   confidential  or  secret
                                    knowledge,    data   or   matters,   whether
                                    transmitted in writing,  orally, visually or
                                    otherwise,   used  in,  associated  with  or
                                    related  to  Lumenon,  its  Affiliates,  the
                                    current or  anticipated  business of Lumenon
                                    or  its   Affiliates,   the   research   and
                                    development  activities  of  Lumenon  or its
                                    Affiliates   together   with   analyses   or
                                    documents which contain or otherwise reflect
                                    such    matters    ("Lumenon    Confidential
                                    Information"),
                                    including know how, technology, technical or
                                    business information, financial information,
                                    trade  secrets,  customer  lists,  names  or
                                    identities,  details of client or consultant
                                    contracts,  pricing  policies,   operational
                                    methods,   marketing  plans  or  strategies,
                                    product  development  techniques  or  plans,
                                    business  acquisition  plans,  new personnel
                                    acquisition  plans,  methods of manufacture,
                                    drawings,  specifications,  personnel  data,
                                    processes,   formulas,  designs  and  design
                                    projects, computer programs,  inventions and
                                    research projects of Lumenon, its Affiliates
                                    or any  other  entity  which  may  hereafter
                                    become an Affiliate  thereof,  except as set
                                    forth   in   Section   8.1(a)(iv).   Without
                                    limiting the foregoing,  Molex  acknowledges
                                    and  agrees  that the  Lumenon  Confidential
                                    Information  consists  of trade  secrets and
                                    confidential   and   proprietary    business
                                    information of Lumenon and is subject to the protection of any applicable federal or state trade secrets act.

                                                (iii)   Molex   shall  treat  as
                                    confidential   all   Lumenon    Confidential
                                    Information,  shall  not  use  such  Lumenon
                                    Confidential Information except as expressly
                                    set forth herein or otherwise  authorized in
                                    writing,    shall    implement    reasonable
                                    procedures   to  prohibit  the   disclosure,
                                    unauthorized duplication,  misuse or removal
                                    of Lumenon's  Confidential  Information  and
                                    shall not disclose such Lumenon Confidential
                                    Information to any third party except as may
                                    be necessary and required in connection with
                                    the  rights  and  obligations  of such party
                                    under this Teaming Agreement, and subject to
                                    confidentiality   obligation   at  least  as
                                    protective   as  those  set  forth   herein.
                                    Without  limited the foregoing,  Molex shall
                                    use at least the same  procedures and degree
                                    of  care  which  it  uses  to  prevent   the
                                    disclosure    of   its   own    confidential
                                    information  of like  importance  to prevent
                                    disclosure   of   Confidential   Information
                                    disclosed   to   it   under   this   Teaming
                                    Agreement,   but  in  no  event   less  than
                                    reasonable care.

                                                (iv)  Notwithstanding the above,
                                    the foregoing restriction shall not apply with regard to any Lumenon Confidential Information which:

                                                            (A)  was   generally
                                                known and  available at the time
                                                it  was   disclosed  or  becomes
                                                generally  known  and  available
                                                through no fault of Molex;

                                                            (B)  was   known  to
                                                Molex, without  restriction,  at
                                                the time of  disclosure as shown
                                                by  the   files   of   Molex  in
                                                existence   at   the   time   of
                                                disclosure;

                                                            (C)   is   disclosed
                                                with the prior written  approval
                                                of Lumenon;

                                                            (D)              was
                                                independently developed by Molex
                                                without  any use of the  Lumenon
                                                Confidential  Information and by
                                                employees  or  other  agents  of
                                                Molex who have not been  exposed
                                                to  the   Lumenon   Confidential
                                                Information, provided that Molex
                                                can demonstrate such independent
                                                development     by    documented
                                                evidence                prepared
                                                contemporaneously    with   such
                                                independent development;

                                                            (E) become  known to
                                                Molex, without restriction, from
                                                a source  other than  Lumenon or
                                                its Affiliates and disclosure of
                                                such    Lumenon     Confidential
                                                Information  was without  breach
                                                of  this  Teaming  Agreement  by
                                                Molex  and   otherwise   not  in
                                                violation of  Lumenon's  rights;
                                                or

                                                            (F)  to  the  extent
                                                (but only the  extent)  required
                                                to be disclosed  pursuant to the
                                                order or requirement of a court,
                                                administrative  agency, or other
                                                governmental   body;   provided,
                                                that Molex shall provide prompt,
                                                advanced  notice  thereof and to
                                                enable   Lumenon   to   seek   a
                                                protective  order  or  otherwise
                                                prevent such disclosure.

                                                (v) All memoranda, notes, lists,
                                    records,   engineering  drawings,  technical
                                    specifications  and  related  documents  and
                                    other  documents  or papers  (and all copies
                                    thereof)  relating to  Lumenon,  the Lumenon
                                    Business,  any of the Lumenon's  Affiliates,
                                    any  of  their  respective   successors  and
                                    assigns,  any entity which might  thereafter
                                    become an Affiliate  thereof or the business
                                    of such  Affiliates,  including  such  items
                                    stored in computer  memories,  microfiche or
                                    by any other  means,  made or compiled by or
                                    on  behalf  of  Molex or made  available  to
                                    Molex  during  the  course  of this  Teaming
                                    Agreement  by  Lumenon,  its  Affiliates  or
                                    their  respective  successors  or assigns or
                                    any  entity  which may  hereafter  become an
                                    Affiliate thereof, shall remain the property
                                    of   Lumenon,   its   Affiliates   or  their
                                    respective successors or assigns, and shall be delivered to Lumenon promptly upon the termination of this Teaming Agreement or at any other time upon request. Molex shall purge any and all copies of the data from any computer storage medium or device and provide Lumenon with written certification of its compliance with such requirement.

                        (b) Patents, Trademarks, Copyrights and Mask Works. Lumenon and its Affiliates shall retain ownership of any and all patents, trademarks, copyrights, mask works which comprise part of the Initial Lumenon Intellectual Property.

                        (c) License  Grant by  Lumenon.  Subject to the terms of
            this Teaming Agreement, Lumenon grants, and Molex accepts, a worldwide, royalty-free, non-exclusive license to import, manufacture, reproduce and/or use any and all products embodying Initial Lumenon Intellectual Property during the Teaming Project Phase of this Teaming Agreement. Upon the occurrence of the circumstances described in the first sentence of Section 4.1(d) or the termination of this Teaming Agreement for any reason (but subject to Section 9.4), Lumenon grants, and Molex accepts, a worldwide, non-exclusive license to import, manufacture, reproduce and/or use any and all products embodying the Initial Lumenon Intellectual Property subject to the royalty provisions of Section 4.1(e). The license set forth in the preceding sentence shall include the right of Molex to sublicense the Initial Lumenon Intellectual Property for the sole purpose of manufacturing and/or reproducing products embodying the Initial Lumenon Intellectual Property for delivery solely to Molex or a Molex Affiliate for (i) Molex's or Molex Affiliates' use or (ii) sale by Molex or a Molex Affiliate. The entity receiving the sublicense shall enter into a confidentiality provision substantially similar to the provisions of
            Section 8.1 prior to receiving any Initial Lumenon Intellectual Property.


                        8.2         Protection  of  Initial  Molex  Intellectual
                                    Property.

                        (a) Trade Secrets.

                                                (i)  Lumenon  acknowledges  that
                                    Molex  is   engaged  in  the   business   of
                                    designing,   manufacturing   and   marketing
                                    electrical and optical terminals, connectors
                                    and conductors,  including  various products
                                    for use in fiber optic  communications  (the
                                    "Molex  Business"),  and that (1) the  Molex
                                    Business   is   conducted   throughout   the
                                    Territory;  (2)  Lumenon's  work with  Molex
                                    will give  Lumenon  access to trade  secrets
                                    of, and confidential information concerning,
                                    Molex;  (3)  the  agreements  and  covenants
                                    contained  in  this  Teaming  Agreement  are
                                    essential   to  protect  the   business  and
                                    goodwill of Molex; and (4) Lumenon has means
                                    to support Lumenon and Lumenon's  dependents
                                    and the  provisions of this Section will not
                                    impair such  ability.  Lumenon  specifically
                                    acknowledges that the consideration provided
                                    to   Lumenon   is   intended   to  and  does
                                    compensate Lumenon for any inconveniences or
                                    economic    deprivation    resulting    from
                                    Lumenon's agreements hereunder. Lumenon also
                                    acknowledges    and    agrees    that    the
                                    restrictions  imposed  upon  Lumenon by this
                                    Section   and   the    purposes   for   such
                                    restrictions are reasonable and are designed
                                    to  protect  the good will,  trade  secrets,
                                    confidential   and
                                    proprietary business information and the continued success of Molex without unduly restricting Lumenon's future business.

                                                (ii) Lumenon  acknowledges  that
                                   Molex has a legitimate and continuing proprietary interest in the protection of confidential information of it and its Affiliates and that, prior to the date hereof, Molex has invested substantial sums, and Molex will continue to invest substantial sums, to develop, maintain and protect confidential information. Lumenon agrees that, during the term of this Teaming
                                   Agreement and at all times thereafter Lumenon, its principals, agents and employees shall, and shall cause their Affiliates to, keep secret and retain in strictest confidence, and shall not use or disclose to any Person for Lumenon's benefit or the benefit of others any proprietary, confidential or secret knowledge, data or matters, whether transmitted in writing, orally, visually or otherwise, used in, associated with or related to Molex, its Affiliates, the current or anticipated business of Molex or its Affiliates, the research and development activities of Molex or its Affiliates together with analyses or documents which contain or otherwise reflect such matters ("Molex Confidential Information"), including know how, technology, technical or business information, financial information, trade secrets, customer lists, names or identities, details of client or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, new personnel acquisition plans, methods of manufacture, drawings, specifications, personnel data, processes, formulas, designs and design projects, computer programs, inventions and research projects of Molex, its Affiliates or any other entity which may hereafter become an Affiliate thereof, except as provided in
                                   Section 8.2(a)(iv). Without limiting the foregoing, Lumenon acknowledges and agrees that the Molex Confidential Information consists of trade secrets and confidential and proprietary business information of Molex and is subject to the protection of any applicable federal or state trade secrets act.

                                                (iii)  Lumenon  shall  treat  as
                                    confidential    all    Molex    Confidential
                                    Information,   shall  not  use  such   Molex
                                    Confidential Information except as expressly
                                    set forth herein or otherwise  authorized in
                                    writing,    shall    implement    reasonable
                                    procedures   to  prohibit  the   disclosure,
                                    unauthorized duplication,  misuse or removal
                                    of Molex Confidential  Information and shall
                                    not disclose such  Confidential  Information
                                    to  any  third   party   except  as  may  be
                                    necessary  and required in  connection  with
                                    the  rights  and  obligations  of such Party
                                    under this Teaming Agreement, and subject to
                                    confidentiality   obligation   at  least  as
                                    protective   as  those  set  forth   herein.
                                    Without limited the foregoing, Lumenon shall
                                    use at least the same
                                    procedures  and degree of care which it uses
                                    to  prevent  the   disclosure   of  its  own
                                    confidential information of like importance to prevent disclosure of Molex Confidential Information disclosed to it by the other Party under this Teaming Agreement, but in no event less than reasonable care.

                                                (iv)  Notwithstanding the above,
                                   the foregoing restrictions shall not apply with regard to any Confidential Information which:

                                                            (A)  was   generally
                                                known and  available at the time
                                                it  was   disclosed  or  becomes
                                                generally  known  and  available
                                                through no fault of Lumenon;

                                                            (B)  was   known  to
                                                Lumenon, without restriction, at
                                                the time of  disclosure as shown
                                                by  the  files  of   Lumenon  in
                                                existence   at   the   time   of
                                                disclosure;

                                                            (C)   is   disclosed
                                                with the prior written  approval
                                                of Molex;

                                                            (D)              was
                                                independently    developed    by
                                                Lumenon  without  any use of the
                                                Molex  Confidential  Information
                                                and by employees or other agents
                                                of  Lumenon  who  have  not been
                                                exposed     to     the     Molex
                                                Confidential        Information,
                                                provided    that   Lumenon   can
                                                demonstrate   such   independent
                                                development     by    documented
                                                evidence                prepared
                                                contemporaneously    with   such
                                                independent development;

                                                            (E) become  known to
                                                Lumenon,   without  restriction,
                                                from a source other than Lumenon
                                                or its  Affiliates  and that the
                                                disclosure    of   such    Molex
                                                Confidential   Information   was
                                                without  breach of this  Teaming
                                                Agreement    by   Lumenon    and
                                                otherwise  not in  violation  of
                                                Molex's rights; or

                                                            (F)  to  the  extent
                                                (but only the  extent)  required
                                                to be disclosed  pursuant to the
                                                order or requirement of a court,
                                                administrative  agency, or other
                                                governmental   body;   provided,
                                                that   Lumenon   shall   provide
                                                prompt,  advanced notice thereof
                                                and to  enable  Molex  to seek a
                                                protective  order  or  otherwise
                                                prevent such disclosure.

                                                (v) All memoranda, notes, lists,
                                    records,   engineering  drawings,  technical
                                    specifications  and  related  documents  and
                                    other
                                    documents or papers (and all copies thereof)
                                    relating to Molex,  the Molex Business,  any
                                    of the  Molex's  Affiliates,  any  of  their
                                    respective   successors  and  assigns,   any
                                    entity  which  might  thereafter  become  an
                                    Affiliate  thereof or the  business  of such
                                    Affiliates,  including  such items stored in
                                    computer  memories,  microfiche  or  by  any
                                    other  means,  made  or  compiled  by  or on
                                    behalf  of  Lumenon  or  made  available  to
                                    Lumenon  during the  course of this  Teaming
                                    Agreement by Molex,  its Affiliates or their
                                    respective  successors  or  assigns  or  any
                                    entity   which  may   hereafter   become  an
                                    Affiliate thereof, shall remain the property
                                    of Molex, its Affiliates or their respective
                                    successors   or   assigns,   and   shall  be
                                    delivered   to  Molex   promptly   upon  the
                                    termination of this Teaming Agreement or at any other time upon request. Lumenon shall purge any and all copies of the data from any computer storage medium or device and provide Molex with written certification of its compliance with such requirement.

                        (b) Patents, Trademarks, Copyrights and Mask Works. Molex and its Affiliates shall retain ownership of any and all patents, trademarks, copyrights, mask works which comprise part of the Initial Molex Intellectual Property.

            8.3 Contingent License Of Molex Intellectual Property. Upon successful completion of the Teaming Project Phase if (i) Molex does not elect to enter into the Marketing Phase or (ii) the Marketing Phase terminates through no fault of Lumenon then, and only then, Molex grants, and Lumenon accepts, a world-wide non-exclusive license to import, manufacture, reproduce, and/or sell the Three Device Types embodying the Initial Molex Intellectual Property used in connection with this Agreement. The license set forth in the preceding sentence shall include the right of Lumenon to sublicense the Initial Molex Intellectual Property for the sole purpose of manufacturing and/or reproducing products embodying the Initial Molex Intellectual Property for delivery solely to Lumenon for (i) Lumenon's use or (ii) sale by Lumenon. In such an event, Lumenon shall pay Molex on a quarterly basis a royalty of twenty-five percent (25%) of the Gross Cost incurred by Lumenon for each Three Device Type sold by Lumenon which is directly attributable to the Three Device Type sold (the "Molex Royalty"). Such license is non-transferable. Lumenon shall maintain adequate records evidencing the calculation of the Gross Cost related to each Molex Royalty (the "Molex Royalty Records") for not less than two years from the date of the payment of the Molex Royalty. On not less than 15 days' notice, the Molex Royalty Records shall be made available to a duly authorized representative of Molex during normal business hours (the "Molex Royalty Audit") in order that Molex may verify such calculation. Molex may only conduct a Molex Royalty Audit once per calendar year. Molex shall have a period of one year from the date of any payment of the Molex Royalty to notify Molex in writing that Molex disagrees with the calculation of the Molex Royalty following which such payments shall be deemed final and in full satisfaction of Molex's rights thereto. Molex may retain a recognized firm of chartered accountants reasonably acceptable to Molex to conduct the Molex Royalty Audit, provided that such accountants shall enter into a confidentiality agreement with

Lumenon containing the provisions set forth in Section 8.1 of this Teaming Agreement. Such audit shall be at the cost of Molex unless a shortfall of more than 10% is established in the amount of the Molex Royalty during the audit period, in which event Lumenon shall be under the obligation to reimburse Molex twice the amount of such shortfall together with the cost of such audit. Lumenon may dispute the findings of the audit pursuant to the dispute resolution procedures of Section 10.14.

                        8.4         Non-Grant of Rights.

                        (a) Lumenon acknowledges that it has and will have no right, title or interest in Initial Molex Intellectual Property or technology other than as granted pursuant to this Teaming Agreement and that it will not seek to obtain any patents, copyrights, trademark rights, or other proprietary rights with respect thereto, unless with the written consent and cooperation of Molex.

                        (b) Molex acknowledges that it has and will have no right, title or interest in Initial Lumenon Intellectual Property or technology other than as granted pursuant to this Teaming
              Agreement and that it will not seek to obtain any patents, copyrights, trademark rights, or other proprietary rights with respect thereto, unless with the written consent and cooperation of Lumenon.

                        8.5         Protection of Joint Intellectual Property.

                        (a) Generally.  Both Molex and Lumenon  acknowledge that
            one of the primary purposes of this Teaming Agreement is to develop marketable uses of the DWDM, POF, PHASIC and SOL-GEL Technologies, including but not limited to the Three Device Types. Molex and Lumenon agree that any information, inventions, innovations, discoveries, improvements, ideas, developments, methods, designs, reports, charts, drawings, analyses, concepts, original works of authorship or similar information relating to the purposes of this Teaming Agreement, including methods, technology, reports, records, instructions, manuals, computer apparatus, programs and manufacturing techniques, whether or not protectable by patent or copyright, that have been originated, developed, made, conceived, authored or reduced to practice ("Agreement Intellectual Property") by Lumenon, its affiliates, Molex and/or its Affiliates jointly during the term of this Teaming Agreement shall be the property of and belong to both Molex and Lumenon, jointly.

                        (b) Disclosure of Intellectual Property. All Parties shall promptly and fully disclose to the others the origination or development of any Agreement Intellectual Property and shall provide the others with any information that it may reasonably request about the Agreement Intellectual Property.

                        (c) Obtaining Necessary Rights to Intellectual Property.
            Lumenon and Molex shall obtain from their respective employees and agents any rights vested with those employees and agents and shall assign same, as well as any rights held by Lumenon and Molex, to each other as joint owners of all of the Agreement Intellectual Property. Lumenon and Molex shall sign and shall require their employees and agents to sign all documents necessary or appropriate and shall otherwise fully cooperate with each other in order to enable both to register or otherwise perfect the joint ownership of the Agreement Intellectual Property, including for the preparation and prosecution of copyright applications, patent applications, design patent applications or similar filings and the procurement and maintenance thereof. Any and all writings, software and/or other copyrightable subject matter have been created as a "work for hire" and accordingly are the property of Lumenon and Molex, jointly. In the event that the copyrightable subject matter cannot constitute work made for hire for the benefit of both companies under applicable law, or in the event that any employees and/or agents should otherwise retain any rights to any Agreement Intellectual Property, Lumenon and Molex both agree to contractually obligate their employees to:

                                                (i)  assign,  and upon  creation
                                    thereof  automatically  assign,  all  right,
                                    title, and interest in and to such Agreement
                                    Intellectual  Property to Lumenon and Molex,
                                    jointly,  without further  consideration and
                                    waive   any  and  all  moral   rights   such
                                    employees may have therein;

                                                (ii)  execute any  documents  of
                                    assignment  or   registration  of  copyright
                                    requested by the Parties respecting any and all copyrightable subject matter as directed by the Parties and any waiver of moral rights in connection therewith;

                                                (iii) mark all materials created
                                    under   this   Teaming   Agreement   with  a
                                    proprietary notice as directed by Lumenon and Molex and shall take all actions deemed necessary by Company to perfect Company's rights therein;

                                                (iv) acknowledge that all right,
                                    title, and interest in and to any programs, systems, data, and materials furnished to Employee by Lumenon and/or Molex are and shall remain the property of each respective Party or both Parties jointly.

                        8.6 Employees and Consultants of the Other Parties. During the period of this Teaming Agreement and continuing for a period of one year commencing on the date of the termination (for any reason, with or without cause) of the Teaming Agreement, neither Party nor any of its agents shall, without the prior written consent of the other party, directly or indirectly, hire or solicit, or cause others to hire or solicit, for employment or engagement by any Person any employee or consultant of the other Parties or their Affiliates or their respective successors or assigns or any person who was an employee or consultant of any of such Parties at any time within the six-month period immediately prior to the date on which such hiring would take place, or encourage any such employee or consultant to leave such employee's or consultant's employment or engagement.

                        8.7 Rights and Remedies Upon Breach. If receiving Party and/or any of its agents breaches, or threatens to commit a breach of, any of the provisions contained in this Section of the Teaming Agreement (the "Restrictive Covenants"), the other Party shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to these Parties under law or in equity:

                        (a) Specific  Performance.  The right and remedy to have
            the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the other Parties and that money damages would not provide an adequate remedy to the other Parties.

                        (b) Accounting. The right and remedy to require the receiving Party to account for and pay over to the other Parties all compensation, profits, moneys, accruals, increments or other benefits derived or received by the receiving Parties as the result of any action constituting a breach of the Restrictive Covenants.

                        (c) Tolling. If the receiving Party engages in any business in violation of the covenants set forth in this Teaming Agreement, the running of the periods of limitation referred to in this Section shall be tolled until such violation shall cease and shall begin to run again only when the receiving Party shall be in compliance with the provisions of such covenant, whether voluntarily or pursuant to an order of a court.

                        (d) Severability of Covenants. The receiving Party acknowledges and agrees that the Restrictive Covenants are reasonable and valid in duration and geographical scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect without regard to the invalid portions.

                        (e) Blue-Pencilling. If any court determines that any of
            the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographical scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

                        (f) Enforceability in Jurisdictions. Lumenon and Molex intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of Illinois or any other jurisdiction within the geographical scope of such Restrictive Covenants where any breach of, or threatened breach of, any of the Restrictive Covenants has occurred. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of Lumenon and Molex that such determination not bar or in any way affect the right of the other Parties to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenants, as to breaches of such Restrictive Covenants in such other respective jurisdictions, such Restrictive Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

                                    Section 9
                                   TERMINATION

                        9.1 Termination by Molex. Molex Inc. shall have the right to terminate this Agreement following the occurrence of any of the following events:

                        (a) failure to complete the Teaming  Project  Phase as a
            result of Lumenon's failure to perform its obligations pursuant to this Agreement within 13 months following the Effective Date or such late date as the parties may agree; or

                        (b) Lumenon's failure to comply with the Schedule of Work attached hereto as Exhibit 2; or

                        (c) Molex's  final  rejection of any of the Three Device
            Types by Molex during the Teaming Project Phase based upon reasonable evaluation against the outlined specifications set forth in Exhibit 1 hereto; or

                        (d) Lumenon  Parent's or LILT's voluntary or involuntary
            entrance into liquidation or receivership, or dissolution, or the filing of a petition for bankruptcy or reorganization or for suspension of payments, or adjudication as a bankrupt, or becoming insolvent, or making any composition of assets for the benefit of creditors; or

                        (e)  Lumenon or any  person  acting on behalf of Lumenon
            taking  any  act  which  violates  any  law  and  adversely  affects
            Lumenon's performance of its obligations under this Teaming Agreement or any other Molex's reputation or goodwill or the occurrence of any event that shall have the effect of making performance of Lumenon's obligations hereunder illegal under the laws of the United States or Canada; or

                        (f) failure by Lumenon to fulfill any of its other material obligations or agreements under this Teaming Agreement, and if such failure is capable of being cured, such failure is not cured and remedied in full within thirty
            (30) days after written notice is given to Lumenon by Molex; or

                        (g) Lumenon's failure to satisfy the closing  conditions
            specified in the Stock Purchase Agreement for the First Closing or the Second Closing (each as defined in the Stock Purchase Agreement); provided, however, that Molex shall not have the right to terminate this Teaming Agreement pursuant to this Subsection 9.1(g) if Molex shall waive such closing conditions and consummate the First Closing or Second Closing, as applicable.

                        9.2 Termination by Lumenon. Lumenon Parent shall have the right to terminate this Agreement following the occurrence of any of the following events:

                        (a) failure to complete the Teaming Project Phase before
            the Project Completion Date as a result of Molex's failure to perform its obligations pursuant to this Agreement; or

                        (b) Molex's  failure to comply with the Schedule of Work
            attached hereto as Exhibit 2; or

                        (c)  Molex   Inc.'s  or  Molex   Fiber's   voluntary  or
            involuntary   entrance  into   liquidation   or   receivership,   or
            dissolution, or the filing of a petition for bankruptcy or reorganization or for suspension of payments, or adjudication as a bankrupt, or becoming insolvent, or making any composition of assets for the benefit of creditors; or

                        (d) Molex or any person acting on behalf of Molex taking
            any act which violates any law and adversely affects Molex's performance of its obligations under this Teaming Agreement or Lumenon's reputation or goodwill or the occurrence of any event that shall have the effect of making performance of Molex's obligations hereunder illegal under the laws of the United States or Canada; or

                        (e) failure by Molex to fulfill any of its other material obligations or agreements under this Teaming Agreement, and if such failure is capable of being cured, such failure is not cured and remedied in full within thirty (30) days after written notice is given to Molex by Lumenon.

                        9.3 Termination if No Second Closing at Molex's Election. Unless otherwise agreed by Molex Inc. and Lumenon Parent, this Teaming Agreement shall terminate immediately upon the date of the Second Closing if Molex elects not to purchase shares of Common Stock pursuant to Section 1.6 of the Stock Purchase Agreement.

                        9.4         Continuation   of  Certain   Terms  of  this
Teaming Agreement. Following termination of this Teaming Agreement Sections 1, 4(i)(e), 5, 6, 7, 8 (provided, however, that

Section 8.3 shall only survive if the parties agree that the Teaming Project Phase has been successfully completed as of the date of termination) and 10 shall remain in force in perpetuity. Notwithstanding the foregoing sentence,
Section 8.1(c) shall not survive termination of this Teaming Agreement if this Teaming Agreement shall terminate pursuant to Section 9.3 hereof.

                                   Section 10
                                OTHER PROVISIONS

                        10.1 Relationship of the Parties. The relationship between Molex and Lumenon under this Teaming Agreement shall not be seen as creating a partnership, joint venture, or association of any other kind.

                        (a) Lumenon  shall be in no way  authorized  to make any
            contract, agreement, warranty or representation on behalf of Molex or to create any obligation on the behalf of Molex. Lumenon agrees not to hold itself out as an agent of Molex. Lumenon shall be responsible for and pay all federal, state, local or foreign income, employment, social security and other taxes relating to its engagement hereunder.

                        (b) Molex shall be in no way authorized to make any contract, agreement, warranty or representation on behalf of Lumenon or to create any obligation on the behalf of Lumenon. Molex agrees not to hold itself out as an agent of Lumenon. Molex shall be responsible for and pay all federal, state, local or foreign income, employment, social security and other taxes relating to its engagement hereunder.

                        10.2 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by a nationally-recognized overnight delivery service or by certified or registered mail, postage prepaid, return receipt requested. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission (with request of assurance of receipt in a manner customary for communication of such type) and on the date of actual receipt if sent by a nationally recognized overnight delivery service or if mailed, as follows:

    (a)    if to Molex, to:

                       Molex Incorporated
                       2222 Wellington Court
                       Lisle, IL  60532
                       Attention: Louis Hecht, Corporate Secretary and
                                               General Counsel and
                                        Thomas Lee, Vice President,
                                               New Ventures and Acquisitions
                       Fax:  (630) 416-4962
           with a copy to:

                       Sonnenschein Nath & Rosenthal
                       8000 Sears Tower
                       233 South Wacker Drive
                       Chicago, Illinois  60606
                       Attention: Michael M. Froy, Esq.
                       Fax No. (312) 876-7934

    (b)    if to Lumenon, to:

                       Lumenon Innovative Lightwave Technology, Inc. 9060 Ryan Avenue
                       Dorval, Quebec H9P 2M8, Canada
                       Attention: Dr. Iraj S. Najafi
                       Fax No. (514) 631-0053

           with a copy to:

                       De Grandpre Chaurette Levesque
                2000 McGill College Avenue, Suite 1600
                       Montreal, Quebec H3A 3H3
                       Attention: Pierre Barnard
                        Fax No. (514) 499-0469

            Either Party may change its contact person, address and facsimile number for notice hereunder by notice to the other Party hereto.

                        10.3 Entire Agreement. This Teaming Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior discussions and agreements, written or oral, with respect thereto. This Teaming Agreement shall be read in association with the Stock Restriction and Stock Purchase Agreements.

                        10.4 Time of the Essence. Time is of the essence for this Agreement.

                        10.5 Force Majeure. No liability hereunder shall result to either Party from delay in performance or non-performance caused by circumstances beyond the reasonable control of that party, such as acts of God, fire, flood or other casualty, failure of utilities, war or government action. In the event of any delay in a party's performance due in whole or in part to any cause beyond that party's reasonable control, that Party shall promptly notify the other Party in writing of such event and shall have such additional time for performance as may be reasonably necessary under the circumstances. Notwithstanding the foregoing, if such event continues for more than thirty (30) days, Molex may cancel any order with respect to any products not delivered and purchase products elsewhere, and Molex shall be under no obligation to accept or pay for the same or compensate Lumenon for any expense which it may have incurred.

                        10.6 Exclusion of Consequential Damages. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY AND ITS SUCCESSORS OR ASSIGNS, FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST PROFITS, COSTS OF DELAY, ANY FAILURE OF DELIVERY, COSTS OF LOST OR DAMAGED DATA OR DOCUMENTATION, OR OTHER LIABILITIES TO THIRD PARTIES ARISING FROM ANY SOURCE.

                        10.7 Waivers and Amendments. This Teaming Agreement may be amended, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the Parties or, in the case of a waiver, by the Party waiving compliance. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. No waiver on the part of any Party of any right, power or privilege hereunder, or any single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

                        10.8 Governing Law and Enforcement. This Teaming Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, U.S.A. and enforcement of this Teaming Agreement or any action taken or held with respect to this Teaming Agreement may be taken in the courts of appropriate jurisdiction in Illinois. Each of the Parties agrees that if, at the commencement of or during such action, a Party does not then reside within the jurisdiction of that court before which the action is brought, that Party will submit to the jurisdiction of that court and will accept service of process and any other papers, orders or judgments by any method permitted by the rules of that court, by mail, by private process server or by any other method ordered by the court.

                        10.9 Assignment and Subcontracting. Neither Party may delegate its duties hereunder without the prior written consent of the other party. This Teaming Agreement shall not be assignable by either party. Any attempt by either Party to delegate any of its duties or to assign any of its rights hereunder without the written prior consent of the other Party shall be null and void. Notwithstanding the foregoing provisions of this Section 10.9, Molex Fiber may, without the prior consent of Lumenon, transfer this Teaming Agreement to (i) Molex Inc. or (ii) any wholly-owned subsidiary of Molex Inc. if such subsidiary acquires substantially all the operations of Molex Fiber and provided that Molex Inc. shall be responsible for the performance by such Affiliate of its obligations pursuant to this Agreement.

                        10.10 Counterparts. This Teaming Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument.

                        10.11       Headings.   The  headings  in  this  Teaming
Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Teaming Agreement.

                        10.12 Severability. This Teaming Agreement shall be deemed severable and the invalidity or unenforceability of any term or provision shall not affect the validity or enforceability of this Teaming Agreement or of any other term or provision hereof.

                        10.13 Parties in Interest. Except as expressly contemplated hereby, this Teaming Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Teaming Agreement is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Teaming Agreement. Affiliates, successors and assigns of Molex and Lumenon are expressly entitled to the benefits inuring to them under this Teaming Agreement.

                        10.14 Dispute Resolution. In the event of any dispute, claim, question, or disagreement arising from or relating to this Teaming Agreement or the breach thereof, the Parties hereto shall attempt to settle the dispute, claim, question, or disagreement. To this end, they shall consult and negotiate with each other in good faith and attempt to reach a just and equitable solution satisfactory to both Parties . If they do not reach such solution within thirty days, then, upon notice by either Party to the other, dispute claims, questions, or difference shall be settled by binding arbitration under the Commercial Rules of Arbitration of the American Arbitration Association by open arbitrator appointed in accordance with said rules. The arbitrator shall apply Illinois law to the merits of any dispute or claim, without reference to rules of conflict or law or arbitration. The arbitrator's award shall be in writing and shall specify the factual and legal bases for the award. The arbitrator will have no authority to issue an injunction or to award punitive or other damages not measured by the prevailing party's actual damages and may not, in any event, make any ruling, finding, or award that does not conform to the terms and conditions of this Teaming Agreement. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction hereof. The arbitral proceedings and all pleadings and written evidence shall be in English language. Any written evidence originally in language other than English shall be submitted in English translation accompanied by the original or a true copy thereof. Neither Party nor an arbitrator may disclose the existence, contest, or results of any arbitration hereunder without the prior written consent of both Parties . Notwithstanding the foregoing, the Parties may apply to any court of competent jurisdiction for injunctive relief without breach of this arbitration provision.

                        IN WITNESS WHEREOF, the Parties have executed this Teaming Agreement as of the date first above written.

                                MOLEX INCORPORATED

                                By:
                                   -------------------------------
                                Name:
                                     -----------------------------
                                Its:
                                    ------------------------------

                                MOLEX FIBER OPTICS, INC.

                                By:
                                   -------------------------------
                                Name:
                                     -----------------------------
                                Its:
                                    ------------------------------

                                LILT CANADA INC.

                                By:
                                   -------------------------------
                                Name:
                                     -----------------------------
                                Its:
                                    ------------------------------

                                LUMENON INNOVATIVE LIGHTWAVE
                                TECHNOLOGY, INC.


                                By:
                                   -------------------------------
                                Name:
                                     -----------------------------
                                Its:
                                    ------------------------------

                                    EXHIBIT 1


       Preliminary Data Sheet for Dense WDM Multiplexer and Demultiplexer

----------------------------------------------------- ----------------------------------------------------
            Specification                                         Parameter
----------------------------------------------------- ----------------------------------------------------
----------------------------------------------------- ----------------------------------------------------
            8, 16, 32                                             Number of channels
----------------------------------------------------- ----------------------------------------------------
----------------------------------------------------- ----------------------------------------------------
            200 GHz, 100 GHz                                      Channel spacing
----------------------------------------------------- ----------------------------------------------------
----------------------------------------------------- ----------------------------------------------------
            +0.1 nm                                               Channel center accuracy
----------------------------------------------------- ----------------------------------------------------
----------------------------------------------------- ----------------------------------------------------
            >0.3 nm @ 100 GHz spacing                             Channel width (3 dB)
            >1.0 nm @ 200 GHz spacing
----------------------------------------------------- ----------------------------------------------------
----------------------------------------------------- ----------------------------------------------------
            <5 dB for 32 Channel                                  Optical insertion loss
            <4 dB for 16 Channel
            <4 dB for 8 Channel
----------------------------------------------------- ----------------------------------------------------
----------------------------------------------------- ----------------------------------------------------
            <1.5 dB                                               Insertion loss uniformity
----------------------------------------------------- ----------------------------------------------------
----------------------------------------------------- ----------------------------------------------------
            >35 dB                                                Optical return loss
----------------------------------------------------- ----------------------------------------------------
----------------------------------------------------- ----------------------------------------------------
            <-30 dB                                               Optical crosstalk
----------------------------------------------------- ----------------------------------------------------
----------------------------------------------------- ----------------------------------------------------
            0(degree)C to 70(degree)C                                         Operating temperature range
----------------------------------------------------- ----------------------------------------------------
----------------------------------------------------- ----------------------------------------------------
            -40(degree)C to 85(degree)C                                       Storage temperature range
----------------------------------------------------- ----------------------------------------------------
----------------------------------------------------- ----------------------------------------------------
            +5 GHz over operating temperature range               Temperature dependence of channel
                                                                     center frequency
----------------------------------------------------- ----------------------------------------------------
----------------------------------------------------- ----------------------------------------------------
            +0.5 dB over operating temperature                    Temperature dependence of insertion
               range                                                 loss
----------------------------------------------------- ----------------------------------------------------
----------------------------------------------------- ----------------------------------------------------
            Open                                                  Dimensions
----------------------------------------------------- ----------------------------------------------------
----------------------------------------------------- ----------------------------------------------------
            Standard SM                                           Fiber
----------------------------------------------------- ----------------------------------------------------
----------------------------------------------------- ----------------------------------------------------
            Customer specified                                    Connector
----------------------------------------------------- ----------------------------------------------------


                                    EXHIBIT 2
                                    ---------

                        Article 1 Define details target specification for 8, 16,
            and 32 channel DWDM multiplexers/demultiplexers.

            Article 2.1
                        Title:
                                    Material and process development
                        Purpose:
                                    Determine  specific device parameters needed
                        to  produce  final  devices  by  iteratively   producing
                        waveguide devices and measuring characteristics.
                        Output:
                                    Device  parameters are  acceptable  input to
                        Article 3, allowing successful design of devices Primary responsibility:
                                    Lumenon
                        Facilities/Equipment:
                                    Molex Fiber Optics clean room
                        Personnel:
                                    2 Lumenon engineers @ Molex Fiber Optics
                        Timeline:
                                    Months 1-6

            Article 2.2
                        Title:
                                    Pigtailing    and   packaging    development
                        Purpose:
                                    Determine pigtailing and packaging strategy.
                        Output:
                                    Acceptable  pigtailing  method is  developed
                        that satisfies coupling requirements over specified range of environmental conditions.
                        Responsibility:
                        o           Molex Fiber Optics to design/test pigtailing
                        o           Lumenon to assist in design/test
                        Facilities/Equipment:
                                    Molex Fiber Optics clean room
                        Personnel:
                        o           1 Molex Fiber Optics engineer
                        o           1 Lumenon engineer @ Molex Fiber Optics
                        Timeline:
                                    Months 1-6

            Article 2.3
                        Title:
                                    Sol-gel chip reliability
                        Purpose:
                                    Determine  environmental  effects on sol-gel
                                    waveguides.
                        Output:
                                    Determination whether sol-gel waveguides can
                        handle   Bellcore   environmental   stresses  under  (i)
                        unpackaged, (ii) encapsulated, or (iii) hermetically packaged conditions Responsibility:
                        o           Lumenon to provide sol-gel waveguides
                        o           Lumenon  to  provide   characterization   of
                                    waveguides
                        o Molex Fiber Optics to perform environmental testing
                        Facilities/Equipment:
                                    Molex Fiber Optics environmental chamber
                        Personnel:
                        o           1 Lumenon engineer @ Lumenon
                        o           1 Molex Fiber Optics engineer
                        Timeline:
                                    Months 1-2

            Article 3
                        Title:
                                    Device design
                        Purpose:
                                    Design fully functional devices as specified
                        in Article 1 Output:
                        o           Successful  design  of  functional   devices
                                    using  device   parameters   determined   in
                                    Article 2.1
                        o           Photolithography   mask   sets   needed   to
                                    fabricate devices
                        Responsibility:
                                    Lumenon
                        Facilities/Equipment:
                                    None
                        Personnel:
                                    1 Lumenon engineer @ Lumenon
                        Timeline:
                                    Month 7

            Article 4
                        Title:
                                    Device manufacturing/first article
                        Purpose:
                                    Build  fully  functional,  packaged  devices
that can be sampled to customers Output:
                                    5 fully packaged, functional devices of each
                        device type meeting the parameters specified in Article 1 Responsibility:
                        o           Device fabrication; Lumenon
                        o           Device packaging: Molex Fiber Optics
                        o           Device characterization: Lumenon
                        o Environmental testing: Molex Fiber Optics Facilities/Equipment:
                        o           Molex Fiber Optics clean room
                        o           Molex  Fiber  Optics  environmental  testing
                                    chambers
                        o           Lumenon characterization facility
                        o           Molex-supplied    equipment    needed    for
                                    characterization Personnel:
                        o           3 Lumenon engineer @ Molex Fiber Optics
                        o           1 Lumenon engineer @ Lumenon
                        o           2 Molex Fiber Optics engineers
                                    Timeline:
                                    Months 8-13

                                    EXHIBIT 3
                                    ---------



--------------------------------------------------------------------------------
  Employer      Job Description                    Salary      Travel & Living
--------------------------------------------------------------------------------
  Molex         Packaging Engineer                 $150,000    $25,000
--------------------------------------------------------------------------------
  Molex         Reliability & Testing Engineer     $150,000    $25,000
--------------------------------------------------------------------------------
  Molex         Clean Room Technician              $150,000    $25,000
--------------------------------------------------------------------------------
  Molex         Program Coordinator                $200,000    $50,000
--------------------------------------------------------------------------------

                                    EXHIBIT 4
                                    ---------


                    TERMS AND CONDITIONS OF PURCHASE AND SALE

            ALL PURCHASES AND SALES OF PRODUCTS UNDER THE MARKETING PHASE OF THIS TEAMING AGREEMENT ARE SUBJECT TO THE FOLLOWING TERMS AND CONDITIONS:

1. Agreement. These terms and conditions shall govern all purchases and sales of Products under the Teaming Agreement between seller ("Seller") and buyer ("Buyer"). No terms or conditions in any way adding to, modifying or otherwise changing the provisions stated herein shall be binding upon either party unless made in writing and signed and approved by an officer of both Parties . These terms will not be modified by Seller's shipment of Products following receipt of Buyer's purchase order, shipping request or similar forms containing printed terms and conditions conflicting or inconsistent with the terms herein, or by Seller's use of its own sales forms with printed terms and conditions conflicting or inconsistent with the terms herein.

2. Orders Subject to Acceptance. All orders are subject to acceptance in writing by Seller at its principal office. An acknowledgement of each order must be returned by Seller to Buyer promptly after the receipt of same, and must contain price and definite delivery data. Signing of an acknowledgement, or holding an order ten (10) days or longer, shall constitute an acceptance of an order.

3.          Prices.  All prices are F.O.B.  Factory  and shall be quoted in U.S.
            dollars, and exclude all federal, state or local taxes. All taxes and excises of any nature whatsoever now or hereafter levied by governmental authority, whether federal, state or local, either directly or indirectly, upon the sale or transportation of any goods covered hereby, shall be paid and borne as agreed by the parties pursuant to Section 4 of the Teaming Agreement.

4. Payment. All accounts shall be paid in U.S. dollars net at Seller's principal office within thirty (30) days after the date of invoice or date of shipment, whichever is later. A service charge of the lesser of 1 1/2% per month or the maximum permissible rate will be added to all past due accounts.

5. Material and Manufacture. All material must conform strictly to specifications. On any new parts, a sample must be approved by Buyer before Seller proceeds with manufacture of a quantity run.

6. Quantity. Seller must furnish the entire quantity ordered hereunder and said quantity cannot be varied by Seller unless Buyer's director of purchasing agrees in writing to accept a different quantity. Buyer reserves the right to reject any unauthorized quantities and to return same to Seller at Seller's risk and expense. Notwithstanding the foregoing, Seller shall have the option, upon written notice to Buyer, of manufacturing, shipping and billing a portion of Buyer's order and later, within the time specified in Buyer's order, manufacturing, shipping and billing the remainder of any such order.

7. Delivery Terms. Seller will attempt to meet the requirements of Buyer's delivery schedule but shall be obligated only to the delivery schedule shown on the order acknowledgment. All delivery expenses, including transportation, insurance and other shipping costs, shall be for Buyer's account.

8. Title/Risk of Loss. Delivery of goods to carrier shall be deemed delivery to Buyer, and thereupon title to such goods, and risk of loss or damage, shall be Buyer's. Any claim by Buyer against Seller for shortage or damage occurring prior to such delivery must be made in writing within thirty (30) days after receipt of shipment and accompanied by original transportation bill signed by carrier noting that carrier received goods from Seller in the condition claimed. Any claim by Buyer for damage occurring during shipment shall be made directly against the freight carrier, with a copy of such claim promptly forwarded to Seller.

9. Buyer's Inspection. All Products purchased hereunder will be subject to Buyer's right of inspection and rejection. Buyer shall have thirty (30) days from receipt of the Products to inspect them and to notify Seller of any nonconformance. Buyer may reject any Products which do not conform to the terms of this Agreement or any order, or, with Seller's consent, may repair or correct them at Seller's cost. If rejected, they will be held for disposition at Seller's risk and expense. Any payment on account thereof will be promptly refunded by Seller. Any inspection by Buyer of Products at Seller's plant during or after manufacture, whether or not such inspection at said plant is provided for by the terms hereof, shall be provisional only, and shall not constitute final inspection, nor be construed as a waiver of the foregoing right of inspection and rejection after receipt of same.

10. Buyer's Changes. Buyer shall have the right at any time to make changes in drawings, specifications, or both of them, relating to any order by giving Seller written notice of such change. If such changes cause an increase or decrease in the amount due under an order or in the time required for Seller's performance, an equitable adjustment shall be made by mutual agreement between the Parties hereto.

11. Cancellation. Buyer reserves the right to cancel all or any part of the undelivered portion of any order if Seller does not make deliveries as specified, time being of the essence of this contract, or if Seller breaches any of the terms hereof including, without limitation, the warranties of Seller. Any provisions herein for delivery of Products or the rendering of services by installments shall not be construed as making the obligations of Seller severable.

12. Buyer's Termination. Buyer may at any time for its convenience terminate any order, in whole or in part, by written or by facsimile notice, or by verbal notice confirmed in writing. If an order is terminated for Buyer's convenience, any claim of Seller shall be settled on the basis of the reasonable costs it has incurred in the performance of that order, plus five percent (5%).

13. Force Majeure. No liability hereunder shall result to either party from delay in performance or non-performance caused by circumstances beyond the reasonable control of that party, including, but not limited to, acts of god, fire, flood or other casualty, war, government action, accident, labor strikes or other difficulty, or shortage of or inability to obtain fuel, energy, material, equipment or transportation. In the event of any delay in a party's performance due in whole or in part to any cause beyond that party's reasonable control, that party shall promptly notify the other party in writing of such event and shall have such additional time for performance as may be reasonably necessary under the circumstances. Notwithstanding the foregoing, if such event continues for more than thirty (30) days Buyer may cancel any order with respect to any Products not delivered and purchase products elsewhere, and Buyer shall be under no obligation to accept or pay for the same or compensate Seller for any expense which it may have incurred.

14. Warranty and Disclaimer. Seller warrants to Buyer that any Products sold hereunder will be free from defects in workmanship and materials under normal conditions of use for six (6) months from the date of delivery to Buyer. This warranty will survive acceptance of the Products.

            THE FOREGOING WARRANTY IS IN LIEU OF AND EXCLUDES ALL OTHER WARRANTIES ON THE PRODUCTS WHETHER EXPRESS OR IMPLIED BY OPERATION OF LAW OR OTHERWISE, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS.

            Seller's liability and Buyer's sole remedy hereunder for a breach of warranty is expressly limited, at Seller's election, to repair or replacement (in the form originally shipped) of Products not complying with this agreement, or to the repayment of, or crediting Buyer with, an amount equal to the purchase price of such Products.

            Any claim by Buyer with reference to the Products sold hereunder for any cause shall be deemed waived by Buyer unless submitted to Seller in writing within ninety (90) days from the date Buyer discovered, or should have discovered, any claimed breach.

15. Limitation of Remedies. Seller shall not be liable for incidental or consequential losses, damages or expenses, directly or indirectly arising from the sale, handling or use of the Products, or from any other cause with respect to the Products or any order, whether such claim is based upon breach of contract, breach of warranty, strict liability in tort, negligence or any other legal theory.

16. Security. If Buyer fails to fulfill the terms of payment or if Seller shall have any doubt at any time as to Buyer's financial condition, Seller may decline to make further deliveries except upon receipt of cash or satisfactory security. This requirement will not release Buyer from any previous obligation. Seller's rights under this Section shall be in addition to all other rights and remedies available to Seller upon Buyer's default.

17. Compliance with Laws. In fulfilling this order, Seller shall comply with all applicable laws and governmental regulations and orders, federal, state, local and foreign. With respect to goods produced in the United States, Seller specifically warrants that all goods furnished hereunder will be produced and sold in compliance with all applicable requirements of the Fair Labor Standards Act, as amended, including Section 6, 7 and 12, and the regulations and orders issued under Section 14 thereof, and that it will certify such compliance on each invoice submitted in connection with this order.

18. Seller's Indemnification. Seller shall indemnify and hold harmless Buyer, and its successors, assigns, employees and agents, from and against all claims, direct losses, penalties, damages (excluding incidental and consequential damages), costs and expenses (including reasonable attorneys' fees) arising out of (a) any alleged or actual infringement or contributory infringement of any letters patent or trade secrets or trademarks or service marks by reason of the use, sale or lease of any Products purchased hereunder, excepting unpatented staple articles of commerce, Products manufactured in accordance with Buyer's design, or otherwise non-infringing Products incorporated into a product of Buyer, (b) any alleged or actual defects in the Products, whether latent or patent, and whether of design, warning or manufacture, (but excluding any claims arising out of designs provided by Buyer), or (c) any alleged or actual failure of the Products to include necessary safety features or otherwise conform to the requirements of any federal, state or local health or safety law, standard regulation or ordinance, when used in a manner and for a purpose intended by Seller. Buyer shall duly notify Seller of any such claims, proceedings or suits, and Seller shall, at its own expense, defend all claims, proceedings or suits against Buyer, its successors, assigns, officers directors, employees or agents, in which any of the aforesaid claims are alleged. At its own expense, Buyer may be represented by counsel of its own choosing in connection with any such claim, proceeding or suit. In the event that it is determined that Seller was not solely responsible for the entire claim, Buyer shall reimburse Seller for any expenses Seller has incurred under this provision on a pro rata basis in proportion to each party's or third party's share of the responsibility for the claim. In addition, if Seller fails timely to deliver Products ordered hereunder, Seller shall reimburse Buyer for the cost of any work in process for a customer that is cancelled as a result of such delay or parts in Buyer's inventory which have become obsolete as a result of such delay.

19. Insurance. Seller agrees to procure and maintain, at its own expense, products liability and other appropriate insurance covering Seller's obligations hereunder, and including Buyer as one of the name insureds. Seller agrees to furnish evidence of said insurance satisfactory to Buyer as Buyer may request from time to time. All policies of insurance procured or maintained hereunder (a) shall provide that coverage thereunder shall not be terminated without ten
            (10) day's written notice to Buyer, and (b) shall apply separately to each insured against whom claim is made or suit is brought and shall contain no provision which excludes coverage under a claim made by one insured under the policy against another insured under the policy.

20. Assignment; Subcontracting. This order may not be assigned or subcontracted by Buyer or Seller, in whole or in part.

21. Waiver. Waiver by either party of any breach of these terms and conditions shall not be construed as a waiver of any other breach, and failure to exercise any right arising from any default hereunder shall not be deemed a waiver of such right which may be exercised at any subsequent time.

22. Severability. In the event that any one or more of these terms or conditions is held invalid, illegal or unenforceable, such provision or provisions shall be severed and the remaining terms and conditions shall remain binding and effective.

23. Controlling Law. Except as otherwise provided herein, this agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by the internal laws of the state of Illinois, including the Uniform Commercial Code as enacted in that jurisdiction, without giving effect to that jurisdiction's choice of law principles. This agreement will not be governed by the U.N. Convention on Contracts for the International Sale of Goods.